UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2015

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2015, Spark Networks, Inc. (the “Company”) announced the appointment of Shailen S. Mistry as Chief Technology Officer, effective January 4, 2016.

Mr. Mistry, 41, is joining the Company from Dun & Bradstreet where he served as the Vice President of Engineering since November 2010.  Prior to D&B, Mr. Mistry served as the Director of Online Development and Strategy for American Express from October 2007 to October 2010.  He has also previously held technology roles at Crystal Coding Concepts, J.R. Cigars, and E-Intertainment.

Mr. Mistry received his B.S. in Electrical Engineering from U.C.L.A. and his M.S. in Computer Science from U.C. Berkeley.

In connection with his employment, Mr. Mistry and the Company entered into an Employment Agreement, dated December 4, 2015 (the “Agreement”). The following summary of the material terms of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement provides for the following:

•

Term: The term shall begin on January 4, 2016 (“Effective Date”) and continue for a period of twelve months from the Effective Date. The Agreement shall automatically renew on the first day of the following calendar year and renewal annually on that date.

•	Annual Base-Salary: $250,000.
•

Short-Term Annual Incentive (“STI”): Mr. Mistry will be eligible to receive an STI based upon specific operational goals to be determined by the CEO and mutually agreed to by Mr. Mistry.  These operational goals will be set no later than 60 days following the beginning of the calendar year.  For 2016, Mr. Mistry’s target STI amount will be $100,000.

•

Economic Performance Incentive (“EPI”): Based upon Mr. Mistry’s satisfaction of goals as determined by the Board of Directors of the Company, Mr. Mistry shall be granted restricted stock units (“RSUs”) in the Company under the Company’s 2007 Omnibus Incentive Plan (the “Plan”), to be based upon annually set tiered goals related to revenue and EBITDA levels. The targeted range of the RSU grant in respect of 2016 will be between 12,000 RSUs and 40,000 RSUs.  Any such grant of RSU’s shall vest on the one year anniversary following the closing of the 2016 fiscal year.  In the event of termination of employment by the Company without Cause (as such term is defined in the Agreement) or by Mr. Mistry for Good Reason (as such term is defined in the Agreement), any granted but unvested RSUs will continue to vest according to the vesting schedule.

•

Option Grant: Subject to commencement of employment, Mr. Mistry shall be granted on January 4, 2016 three tranches of options pursuant to the Plan. Tranche 1 – 60,000 options, with an exercise price per share of $5.25 and a Trigger Price (as referenced below) of $6.00; Tranche 2 – 120,000 options, with an exercise price per share of $7.50 and a Trigger Price of $10.00; Tranche 3 – 180,000 options, with an exercise price per share of $10.00 and a Trigger Price of $13.50. The options vest 100% on grant, provided that, except with respect to a Change in Control (as defined in the Plan), the Company’s per share stock price must close at or above the applicable Trigger Price for twenty (not necessarily consecutive) business days since the grant date and prior to exercise for the options to be exercisable.  Such vested options would expire on the earlier to occur of the following: (i) if, in the event of termination for any reason of Mr. Mistry's employment with the Company, then (A) thirty days following such termination of employment if the Company's stock price has closed at or above the Trigger Price applicable to such options for twenty (not necessarily consecutive) business days since the date of grant and prior to such termination of employment, or (B) immediately upon termination, if the Company's stock price has not closed at or above the Trigger Price applicable to such options for twenty (not necessarily consecutive) business days during such timeframe; or (ii) on (A) December 31, 2017, if such options have not exceeded the applicable Trigger Price for such options for twenty (not necessarily consecutive) business days since the date of grant and prior to such date, or (B) if such grantee's options have exceeded the applicable Trigger Price for such options for twenty (not necessarily consecutive) business days since the date of grant and December 31, 2017, then December 31, 2019, unless they expire earlier pursuant to clause (i) above.

•

Other Benefits: Mr. Mistry is eligible for all health and welfare benefits generally available to the Company’s other executives, officers, or full-time employees, with the Company covering the costs of such benefits. Mr. Mistry will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company.

•

Termination Benefits: Generally, upon termination, Mr. Mistry will receive (i) his prorated salary earned as of the date of termination, (ii) a payment for any accrued unused vacation and (iii) an STI payment in the discretion of the Compensation Committee of the Company. If Mr. Mistry is terminated without Cause or if he leaves for Good Reason, then Mr. Mistry will also receive a severance package that consists of (i) an amount equal to $125,000, paid in equal installments on the Company’s normal payroll dates for a period of 6 months, (ii) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (iii) if such termination occurs in 2016, a pro rata granting of RSUs pursuant to his EPI based on the number of days worked during the period of employment and on the Chief Executive Officer’s good faith evaluation of Mr. Mistry’s performance. Payment of the severance package is conditioned on Mr. Mistry’s execution of a separation agreement with the Company that includes a general mutual release of all claims.

•

Death or Disability: Upon death or disability, Mr. Mistry or his estate is entitled to his unpaid prorated base salary earned as of the date of Mr. Mistry’s death or disability and reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period.

•

Change of Control: Upon a Change in Control of the Company (as defined in the Agreement), Mr. Mistry will be entitled to a severance package that consists of (i) an amount equal to $250,000, paid in equal installments on the Company’s normal payroll dates for a period of one year beginning with the payroll date following the 60th day following such termination and (ii) reimbursement of COBRA health and welfare plan expenses for 12 months following termination.

•

Other Terms: During the term of the Agreement and for 12 months after, Mr. Mistry has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners in accordance with the terms of the Agreement.

As an executive officer of the Company, Mr. Mistry will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2007.

A copy of the press release announcing the appointment of Mr. Mistry is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Mistry and any other persons pursuant to which he was selected as Chief Technology Officer. Mr. Mistry has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Spark Networks, Inc. and Shailen S. Mistry, dated December 4, 2015

99.1	Press Release of Spark Networks, Inc., dated December 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: December 9, 2015

	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer